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                                                                       EXHIBIT 5

                  [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]

                                October 3, 1997



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have acted as counsel for Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed issuance by the Company of awards of, or options to purchase, 5,600,000 common shares of beneficial interest of the Company, $0.01 par value per share (the "Common Shares"), in connection with the adoption by the Company of the Equity Residential Properties Trust Third Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), 3,600,000 of which Common Shares have been registered previously and 2,000,000 of which Common Shares are currently being registered pursuant to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2.   The Second Amended and Restated Declaration of Trust of the Company.

     3.   The Second Amended and Restated Bylaws of the Company.

     4.   The Plan.

     5. Certain minutes or unanimous written consents of the Board of Trustees and the shareholders of the Company relating to the Plan.

     6. The forms of option agreements (the "Option Agreements") and Share Awards (as defined in the Plan).

     7. Such other records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

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Board of Trustees
Equity Residential Properties Trust
October 3, 1997
Page 2


     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all document submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, and, with respect to Share Awards (as defined in the Plan), subject to the forfeiture provisions set forth in Section 5 of the Plan, the Common Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland.


     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                 Very truly yours,

                                 ROSENBERG & LIEBENTRITT, P.C.


                                 /s/ Ruth Pinkham Haring
                                 ------------------------------
                                 Vice President

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                                                                       Exhibit A

                      [HOGAN & HARTSON L.L.P. LETTERHEAD]

                                 October 3, 1997



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 5,600,000 shares of the Company's common shares of beneficial interest, par value $.01 per share (the "Shares"), issuable in connection with the Company's Third Amended and Restated 1993 Share Option and Share Award Plan (the "1993 Option Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   The Registration Statement.

          2. The Second Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on September 19, 1997, and the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Second Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company, as certified by the Assistant Secretary of the Company on the date hereof as

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Rosenberg & Lienbentritt, P.C.
October 3, 1997
Page 2

               being complete, accurate and in effect, approving and adopting the 1993 Option Plan.

          5. A certificate of the Assistant Secretary of the Company certifying as of the date hereof that the adoption of certain amendments to the 1993 Option Plan relating to, among other things, an increase in the aggregate number of shares reserved for issuance under such Plan and an increase in the number of options issuable to any individual in a calendar year was approved by the shareholders of the Company at the Annual Meeting of Shareholders held on July 22, 1997.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the 1993 Option Plan, and, with respect to Share Awards (as defined in the 1993 Option Plan), subject to the forfeiture provisions set forth in Section 5 of the 1993 Option Plan, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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Rosenberg & Liebentritt, P.C.
October 3, 1997
Page 3


        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.